UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 8, 2015

GROWBLOX SCIENCES, INC.
____________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street #110A Las Vegas, Nevada 89118
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	Phone: 866-721-0297

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Growblox Sciences, Inc., a Delaware corporation (the “Company” or “GBLX”) has entered into a Note Purchase Agreement, dated May 12, 2015 and effective as of June 8, 2015 (the “Effective Date”), with Pacific Leaf Ventures, LP (the “Lender” or “Pacific Leaf”), pursuant to which the Lender agreed to make an installment loan to the Company of up to $1,750,000 (the “Loan”).  The purpose of the financing will be to provide for the acquisition and installation of an operating facility, equipment and other tangible assets by GB Sciences Nevada LLC (“GBS Nevada”)., a majority-owned subsidiary of the Company   Such facility and equipment will be dedicated to the cultivation of cannabis and the extraction of oils and other constituents present in cannabis, subject at all times to Nevada legal requirements.

GBS Nevada holds a provisional certificate from the Division of Public & Behavioral Health of the Nevada Department of Health and Human Services to operate an establishment to cultivate medical cannabis at 3550 West Teco Avenue, in Clark County Nevada.  The certificate is considered provisional until the establishment is in compliance with applicable local government requirements and has received a state business operating license.  Granted in November 2014, the provisional certificate is subject to revocation if a medical marijuana establishment is not fully operational within 18 months from receipt.

Subject to the terms and conditions of the Note Purchase Agreement, the Lender shall make advances to the Company, as follows: (a) $100,000 on the Effective Date; (b) $600,000 by July 9, 2015; (c) $700,000 by August 9, 2015; and (d) $350,000 by September 9, 2015.  The installment advances are designed to dovetail with construction and implementation needs for the cultivation facility for GBS Nevada.  The obligation of the Lender to make each periodic installment advance in connection with the Loan is subject to satisfaction by the Company of certain conditions, including compliance with certain covenants and with Nevada legal requirements and no material adverse events.  The proceeds of the Loan can be used only for the purchase of assets, construction, and leasehold improvements related to the cultivation facility.  Part of the assets purchased with the proceeds of the note will include extraction equipment developed by the Company in cooperation with Pacific Leaf.  The note is secured by a first lien and security interest on (i) the equipment of GBS Nevada, including the equipment purchased with the proceeds of the Loan, and (ii) the Company’s equity in GBS Nevada.

To evidence the Loan, the Company issued to the Lender a 6% senior secured convertible promissory note, to bear interest at a fixed rate of 6% per annum, payable quarterly.  All outstanding principal and interest due under the Note shall be due and payable on May 12, 2020.  The Company is required to prepay the outstanding principal amount of the note on a quarterly basis in an amount equal to 50% of the cash flow (accrued EBITDA) of GBS Nevada attributable to Company’s percentage interest in GBS Nevada.

Pacific Leaf has the option, at any time and from time to time, prior to the date on which the Company makes payment in full of the note, to convert all or any portion of the outstanding principal amount of the note into shares of common stock, par value $0.0001 per share of the Company at an initial conversion price equal to $0.50.  Pacific Leaf and any subsequent holders of the note shall be granted rights to piggyback registration on all shares of common stock issuable upon conversion of the note.

In a related development, the Company also entered into an exclusive perpetual license agreement with Pacific Leaf to make use of Pacific Leaf’s intellectual property for the cultivation of cannabis and extraction of oils and other strains of cannabis that it has developed or acquired (the “Pacific Leaf Intellectual Property”) for the sole use of GBS Nevada in its operations within the state of Nevada; it being understood that any other use of the Pacific Leaf Intellectual Property requires the approval of the licensor.

The Company believes that the rights to the Pacific Leaf Intellectual Property will give GBS Nevada a significant competitive advantage in the Nevada cannabis market.  In consideration for the license of the Pacific Leaf Intellectual Property, the Company has agreed to pay Pacific Leaf for a period of ten years out of all periodic distributions it receives from GBS Nevada (based on the Company’s percentage equity in GBS Nevada) a royalty at the rate of 14% of the gross revenue earned by the Company from GBS Nevada for the initial five years, and a royalty at the rate of 7% of gross sales revenues of GBS Nevada in years six through ten.

As part of the Pacific Leaf license, the Company was also granted the exclusive perpetual right in Nevada to use certain proprietary techniques developed by Pacific Leaf for the extraction of oils from the product grown in the Nevada facility, using the extraction equipment financed by the proceeds of the Pacific Leaf loan.  In connection therewith, the Company agreed to pay a royalty of $2.00 per extracted gram for a period of five years.

There can be no assurance that

•	the Company will be able to comply with its covenants under the Pacific Leaf Note Purchaser Agreement so as to enable it to receive all of the anticipated funding thereunder;
•
there will not be cost over-runs in connection with the purchase and/or lease of the cultivation facility and related equipment resulting in the proceeds of the Loan being insufficient to enable GBS Nevada to complete the installation and commence production of cannabis for medical purposes;

•
a state business license to operate the medical cannabis facility will be issued, or that the Company or GBS Nevada will not violate existing or newly imposed state, county and city regulations in Nevada that would significant restrict or prohibit its proposed business activities; or

•	the proposed business to be conducted by GBS Nevada with the proceeds of the Loan will prove profitable to the Company or its subsidiary.

A default by the Company under the Note Purchase Agreement could have a material adverse effect on the business of both the Company and its subsidiary.

Although the proposed and actual business activities of GBS Nevada are not illegal within the State of Nevada, the production and sale of cannabis products violate federal laws as presently constituted.

The foregoing description of the material terms of the Note Purchase Agreement, the Note, the Security Agreement and the Royalty Agreement are subject to, and qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company shall authorize and have reserved a sufficient number of Conversion Shares to provide for the conversion of the principal amount outstanding under the Note. The Note and the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Note and Conversion Shares have been offered and sold to the Lender, an accredited investor, in reliance upon the exemptions from registration under Section 4(2) of the Securities Act.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Report:

Exhibit No.	Description

10.1	Note Purchase Agreement, effective as of June 8, 2015, by and among Growblox Sciences, Inc. and Pacific Leaf Ventures, LP.

10.2	6% Senior Secured Convertible Promissory Note, effective as of June 8, 2015, by and among Growblox Sciences, Inc. and Pacific Leaf Ventures, LP.

10.3	Security Agreement, effective as of June 8, 2015, by and among Growblox Sciences, Inc., GBS Nevada and Pacific Leaf Ventures, LP.

10.4	Royalty Agreement between Growblox Sciences, Inc., and Pacific Leaf Ventures, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015	GROWBLOX SCIENCES, INC.

By:/s/ Cathryn Kennedy
     Cathryn Kennedy
     Chief Financial Officer